Exhibit 4.1


                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (herein called this "Amendment") made as of the 22nd day of August, 2005 by and between Comerica Bank ("Bank") and Citadel Security Software, Inc., a Delaware corporation ("Borrower").

                                    RECITALS

     1. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of April 15, 2004 (as from time to time amended, modified or supplemented, the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which Bank made loans to Borrower as therein provided.

     2. Borrower and Bank desire to amend the Original Agreement for the purposes contained herein.

     3. In consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans that may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                           Definitions and References
                           --------------------------

     Sec. 1.1.  Terms Defined in the Original Agreement.  Unless the context
                ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Sec. 1.2.  Other Defined Terms.  Unless the context otherwise requires, the
                -------------------
following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Fourth Amendment to Loan and Security
Agreement.

          "Loan and Security Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II

                         Amendment to Original Agreement

     Sec. 2.1.  Tranche C Equipment Advances.  The second sentence of Section
                ----------------------------
2.2(d)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

     Beginning on October 1, 2005, and on the first day of each calendar month thereafter through the Tranche C Maturity Date, Borrower shall make a principal payment of $72,727, plus all accrued


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     interest; on the Tranche C Maturity Date, all amounts due in connection with the Tranche C Equipment Advances made under this Section 2.1(d) shall be immediately due and payable.

     Sec. 2.2.  Financial Covenants.  Section 6.7 of the Original Agreement is
                -------------------
hereby amended in its entirety to read as follows:

          6.7  Financial Covenant.  Borrower shall at all times maintain the
               ------------------
     following financial ratio and covenant to be measured as of the close of business each Business Day

          Minimum Cash.  At all times, a balance of Cash at Bank and its
          ------------
     Affiliates covered by a control agreement of not less than $1,500,000.

     Sec. 2.3.  Exhibits.  Exhibit E to the Original Agreement is hereby amended
                --------
in its entirety to read as set forth in Exhibit E attached hereto.

     Sec. 2.4.  Covenant Waiver.  The covenant contained in Section 6.7 of the
                ---------------
Loan and Security Agreement will not be tested during the period beginning on August 15, 2005 and ending on the earlier to occur of (i) the closing of additional equity by Borrower, or (ii) September 30, 2005.

                                   ARTICLE III

                           Conditions of Effectiveness
                           ---------------------------

     Sec. 3.1.  Effective Date.  This Amendment is effective as of the date
                --------------
first above written if and only if Bank has received, at Bank's office:

     (a)     a duly executed original of this Amendment;

     (b) an amendment fee in the amount of $2,000, in good and immediately available funds; and

     (c) a Warrant to purchase 20,000 shares of Borrower's Common Stock at an exercise price of $1.56 per share on Bank's form with a 7-year maturity, inclusive of certain provisions to include but not be limited to, assignability to Bank's affiliates and a net exercise provision.

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

     Sec. 4.1.  Representations and Warranties of Borrower.  In order to induce
                ------------------------------------------
Bank to enter into this Amendment, Borrower represents and warrants that:

          (a) The representations and warranties contained in Section 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan and Security Agreement. Borrower has duly taken all corporate action necessary to authorize the


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
     execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Loan and Security Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Sec. 5.1.  Ratification of Agreements.  The Original Agreement as hereby
                --------------------------
amended is hereby ratified and confirmed in all respects. Any reference to the Loan and Security Agreement in any Loan Document is now a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan and Security Agreement or any other Loan Document, or constitute a waiver of any provision of the Loan and Security Agreement or any other Loan Document.

     Sec. 5.2.  Survival of Agreements.  All representations, warranties,
                ----------------------
covenants and agreements of Borrower in this Amendment survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Credit Extensions, and will survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower under this Amendment or under the Loan and Security Agreement to Bank constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan and Security Agreement.

     Sec. 5.3.  Loan Documents.  This Amendment is a Loan Document, and all
                --------------
provisions in the Loan and Security Agreement pertaining to Loan Documents apply hereto.

     Sec. 5.4.   Governing Law.  This Amendment is governed by and construed in
                 -------------
accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Sec. 5.5.  Counterparts.  This Amendment may be separately executed in
                ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed constitutes one and the same Amendment.


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
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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
     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                                 CITADEL SECURITY SOFTWARE, INC.


                                                 By: /s/ Steven B. Solomon
                                                    ----------------------------
                                                    Name: Steven B. Solomon
                                                    Title: Chairman & CEO


                                                 COMERICA BANK


                                                 By: /s/ David Whiting
                                                    ----------------------------
                                                    Name: David Whiting
                                                    Title: SVP


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
                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE

TO:            COMERICA BANK
FROM:          CITADEL SECURITY SOFTWARE INC.

The undersigned authorized officer of Citadel Security Software Inc. ("Borrower") hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"),
(i) Borrower is in complete compliance for the period ending _______________ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

PLEASE  INDICATE  COMPLIANCE  STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                      REQUIRED                   COMPLIES
------------------                      --------                   --------
10KSB and 10QSB                         (as applicable)            Yes   No
A/R & A/P Agings, Borrowing Base Cert.  Monthly within 10 days     Yes   No
A/R Audit                               As Required                Yes   No
IP Report                               Quarterly within 30 days   Yes   No
Financial Projections                   By November 30             Yes   No

FINANCIAL COVENANT    REQUIRED      ACTUAL           COMPLIES
------------------    --------      ------           --------
BEGINNING 10/1/05
-----------------
    Minimum Cash      $1,500,000    $____________    Yes   No

                                               -------------------------------------------
COMMENTS REGARDING EXCEPTIONS:  See Attached.  BANK USE ONLY
                                               Received by:_______________________________
Sincerely,                                                       Authorized Signer

                                               Date:______________________________________

_______________________________                Verified:_______________________________
SIGNATURE                                                        Authorized Signer

_______________________________                Date:______________________________________
TITLE
                                               Compliance Status:               Yes     No

_______________________________
DATE
                                               -------------------------------------------


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